                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated February 7, 1997, included in the Apollo Travel Services Partnership audited consolidated financial statements for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.


                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
July 17, 1997